                                                                    EXHIBIT 4.52

                             SUBSCRIPTION AGREEMENT

To: PINE VALLEY MINING CORPORATION, a British Columbia company, having it registered and records office at Suite 3000 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 3R3 (the "Issuer").

The undersigned (the "Subscriber") hereby acknowledges that the Issuer is proceeding with a private placement of 1,250,000 shares (the "Shares") at a price of $4.00 per Share, and tenders to the Issuer this subscription offer which, upon acceptance by the Issuer, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Issuer, to issue and sell to the Subscriber the number of Shares set out below on the terms and subject to the conditions set out in this Agreement.

Number of Shares                           1,250,000 CDN
Total Purchase Price at $4.00 per Share   $5,000,000 CDN

PLEASE MAKE YOUR CERTIFIED CHEQUES, MONEY ORDERS AND BANK DRAFTS PAYABLE TO:
"PINE VALLEY MINING CORPORATION".

DATED this 15th day of July, 2005.

Sprott Asset Management Inc.                       200 Bay Street, Suite 2700, P. O. Box 27_____
(Name of Subscriber - please print)                (Subscriber's Address)

by Neal Nenadovic, Chief Financial Officer _____   Toronto, ON, M5J 2J1_________________________
(Official Capacity or Title - please print)

                                                   _____________________________________________
                                                   (Telephone Number


/s/ Neal Nenadovic
------------------------------------------------   _____________________________________________
Authorized Signature                               (Facsimile Number)

________________________________________________   nnenadov@sprott.ca___________________________
(Please print name of individual whose signature   (E-mail Address)
appears above if different than the name of the
Subscriber printed above).

PLEASE COMPLETE IF PURCHASING AS AN AGENT FOR A
DISCLOSED PRINCIPAL AND NOT DEEMED TO BE
PURCHASING AS PRINCIPAL UNDER THE ACTS

________________________________________________
Name of disclosed principal

________________________________________________
Address of disclosed principal

________________________________________________
Telephone number of disclosed principal

REGISTRATION INSTRUCTIONS:                         DELIVERY INSTRUCTIONS:

See Attached Schedule                              Instructions:
Name

________________________________________________   See Attached Schedule _______________________
Account reference, if applicable                   Account reference, if applicable

________________________________________________   _____________________________________________
Address                                            Contact Name

________________________________________________   _____________________________________________
                                                   Address

                                                   _____________________________________________

                                                   _____________________________________________
                                                   Telephone Number

                                                   _____________________________________________
                                                   Facsimile Number

PRESENT OWNERSHIP OF SECURITIES

The Subscriber either [CHECK APPROPRIATE BOX]:

    owns directly or indirectly, or exercises control or direction over, no common shares in the capital stock of the Issuer or securities convertible into common shares in the capital stock of the Issuer; or

X owns directly or indirectly, or exercises control or direction over, 4,612,268 common shares in the capital stock of the Issuer and convertible securities entitling the Subscriber to acquire an additional 0 common shares in the capital stock of the Issuer.

INSIDER STATUS

    is an "Insider" of the Issuer as defined in the Securities Act (British Columbia); or

X   is not an Insider of the Issuer.

MEMBER OF "PRO GROUP"

    is a Member of the "Pro Group" as defined in the Rules of the TSX Venture Exchange(1); or

X   is not a member of the Pro Group.

----------
(1) A member of the "Pro Group" is: a member (brokerage firm) of the TSX Venture Exchange, an employee, partner, officer, director or an 'affiliate' (a company controlling or under common control) of a Member or an 'associate' (a company of which more than 10% of the voting shares are owned or controlled by such person, a partner of such person, a trust or estate of which a substantial beneficial interest is owned or of which such person is a trustee, a spouse or child of such person, or a relative of such person or their spouse living in the same home as such person).

This subscription is accepted by Pine Valley Mining Corporation this 19th day of July, 2005

PINE VALLEY MINING CORPORATION

Per:


/s/ Martin Rip
-------------------------------------
Authorized Signatory

NOTE: THE INFORMATION COLLECTED HEREIN WILL BE USED BY THE ISSUER IN DETERMINING WHETHER THE SUBSCRIBER MEETS THE REQUIREMENTS FOR THE APPLICABLE PROSPECTUS EXEMPTIONS, FOR MAKING CERTAIN FILINGS WITH THE TSX VENTURE EXCHANGE AND OTHER APPLICABLE REGULATORY AUTHORITIES AND FOR MEETING ITS REQUIREMENTS UNDER SECURITIES LEGISLATION WITH RESPECT TO THE MAILING OF CONTINUOUS DISCLOSURE MATERIALS OF THE ISSUER TO THE SUBSCRIBER. BY SIGNING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER AND ANY DISCLOSED PRINCIPAL FOR WHOM THE SUBSCRIBER IS ACTING HEREBY CONSENTS TO THE COLLECTION AND USE OF ALL OF THE SUBSCRIBER'S OR THE DISCLOSED PRINCIPAL'S PERSONAL INFORMATION CONTAINED HEREIN BY THE ISSUER FOR THE ABOVE REFERENCED PURPOSES.

                         PINE VALLEY MINING CORPORATION

SHARES
SUBSCRIBED   NAME AND ADDRESS OF SUBSCRIBER                 REGISTRATION INSTRUCTIONS            DELIVERY INSTRUCTIONS
----------   --------------------------------------------   ----------------------------------   -----------------------
   304,000   Sprott Asset Management Inc. as                Sprott Securities Inc. Suite 2750,   Sprott Securities Inc.
             portfolio manager for Sprott custodied funds   South Tower                          Suite 2750, South Tower
             Suite 2700, South Tower                        Royal Bank Plaza                     Royal Bank Plaza
             Royal Bank Plaza                               Toronto, Ontario                     Toronto, Ontario
             Toronto, Ontario                               M5J 2J2                              M5J 2J2
             M5J 2J1

   112,000   Sprott Asset Management Inc. as                Royal Trust Corporation of           Sprott Securities Inc.
             portfolio manager for Sprott Energy            Canada in trust for account          Suite 2750, South Tower
             Fund                                           110-455-158                          Royal Bank Plaza
             Suite 2700, Royal Bank Plaza S Tower           Royal Bank Plaza South Tower         Toronto, Ontario
             Toronto, Ontario                               200 Bay Street SL Level              M5J 2J2
             M5J 2J1                                        Toronto, Ontario M5J 2J5

   810,000   Sprott Asset Management Inc. as portfolio      Royal Trust Corporation of           Sprott Securities Inc.
             manager for Sprott Canadian Equity Fund        Canada in trust for account          Suite 2750, South Tower
             Suite 2700, South Tower                        110-455-029                          Royal Bank Plaza
             Royal Bank Plaza                               Royal Bank Plaza South Tower         Toronto, Ontario
             Toronto, Ontario                               200 Bay Street SL Level              M5J 2J2
             M5J 2J1                                        Toronto, Ontario M5J 2J5

    24,000   Sprott Asset Management Inc. as portfolio      Royal Trust Corporation of           Sprott Securities Inc.
             manager for Sprott Bull/Bear RSP Fund          Canada in trust for account          Suite 2750, South Tower
             Suite 2700, South Tower                        110-455-130                          Royal Bank Plaza
             Royal Bank Plaza                               Royal Bank Plaza South Tower         Toronto, Ontario
             Toronto, Ontario                               200 Bay Street SL Level              M5J 2J2
             M5J 2J1                                        Toronto, Ontario M5J 2J5

1. INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires:

     (a)  "1933 Act" means the United States Securities Act of 1933, as amended;

     (b) "Accredited Investor" has the same meaning ascribed to that term in OSC Rule 45-501;

     (c) "Acts" means the Alberta Act, the B.C. Act and the Ontario Act collectively;

     (d) "Alberta Act" means the Securities Act (Alberta), the regulations and rules made thereunder and all policy statements, blanket orders, notices, directions and rulings issued or adopted by the Alberta Securities Commission, all as amended;

     (e) "B.C. Act" means the Securities Act (British Columbia), the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued or adopted by the British Columbia Securities Commission, all as amended;

     (f) "Closing" means the day the Subscriber's Shares are issued to the Subscriber;

     (g) "Commissions" means the provincial securities commission or other regulatory authority in each of British Columbia, Alberta and Ontario;

     (h) "Disclosed Principal" has the meaning ascribed to it in subparagraph 4.1(c)(ii);

     (i)  "Exchange" means the TSX Venture Exchange;

     (j) "Ontario Act" means the Securities Act (Ontario), the regulations and rules made thereunder and all policy statements, blanket orders, notices, directions and rulings issued or adopted by the Ontario Securities Commission, all as amended;

     (k) "OSC Rule 45-501" means Ontario Securities Commission Rule 45-501 of the Ontario Act;

     (l) "Parties" or "Party" means the Subscriber, the Issuer or both, as the context requires;

     (m)  "Private Placement" means the offering of the Shares;

     (n)  "Regulatory Authorities" means the Commissions and the Exchange;

     (o) "Shares" means the previously unissued common shares in the capital of the Issuer, as presently constituted, which comprise this Offering;

     (p)  "Subscriber" has the meaning ascribed to it on the cover page;

     (q) "Subscriber's Shares" means those Shares which the Subscriber has agreed to purchase under this Agreement;

     (r) "Subscription Price" means the total price of the number of Subscriber's Shares subscribed for under this subscription agreement;

     (s) "Subscription Proceeds" means the total gross proceeds from the sale of Shares under the Private Placement; and

     (t) "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

1.2 Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

1.3 This Agreement is to be read with all changes in gender or number as required by the context.

1.4 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5 Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful currency of Canada.

1.6 This Agreement, any amendment, addendum or supplement hereto, and all other documents relating hereto will be governed by and construed in accordance with the internal laws of the Province of British Columbia, and the federal laws of Canada applicable therein, governing contracts made and to be performed wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Agreement.

2. THE SHARES

2.1 The Shares will be issued and registered in the name of the Subscriber or its nominee.

3. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

3.1 The Subscriber acknowledges, represents, warrants and covenants to and with the Issuer that, as at the date given above and at the Closing:

     (a) no prospectus has been filed by the Issuer with any of the Commissions in connection with the issuance of the Shares, such issuance is exempted from the prospectus requirements of the Acts and that:

          (i) the Subscriber is restricted from using most of the civil remedies available under the Acts;

          (ii) the Subscriber may not receive information that would otherwise be required to be provided to it under the Acts; and

          (iii) the Issuer is relieved from certain obligations that would otherwise apply under the Acts;

     (b) the Subscriber certifies that it and, if applicable, the Disclosed Principal, is resident in the jurisdiction(s) set out on the first page of this Agreement;

     (c)  the Subscriber is either:

          (i) purchasing the Subscriber's Shares as principal for its own account and not for the benefit of any other person or is deemed under the Acts to be purchasing the Subscriber's Shares as principal, and in either case is purchasing the Subscriber's Shares for investment only and not with a view to the resale or distribution of all or any of the Subscriber's Shares; or

          (ii) purchasing the Subscriber's Shares as agent for a disclosed principal (the "Disclosed Principal") and is not deemed under the Acts to be purchasing the Subscriber's Shares as principal, and it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such Disclosed Principal, who is purchasing as principal for its own account and not for the benefit of any other person and for investment only and not with a view to the resale or distribution of all or any of the Subscriber's Shares and in its capacity as agent, the Subscriber is acting in compliance with all applicable securities and other laws;

     (d) the Subscriber certifies that neither it nor the Disclosed Principal, if applicable, is resident in British Columbia and acknowledges that:

          (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

          (ii) there is no government or other insurance covering the Shares;

          (iii) there are risks associated with the purchase of the Shares;

          (iv) there are restrictions on the Subscriber's or the Disclosed Principal's ability to resell the Shares and it is the responsibility of the Subscriber or the Disclosed Principal to find out what those restrictions are and to comply with them before selling the Shares; and

          (v) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the B.C. Act and, as a consequence of acquiring Shares pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Subscriber or the Disclosed Principal;

     (e) the Subscriber or the Disclosed Principal for which it is acting, as the case may be is an Accredited Investor, by virtue of the fact that the Subscriber or such Disclosed Principal, as the case may be, falls within one or more of the sub-paragraphs of the definition of Accredited Investor set out in Appendix II (the Subscriber having checked the subparagraph(s) applicable to the Subscriber or such Disclosed Principal, as the case may be);

     (f) no person has made to the Subscriber or the Disclosed Principal, if applicable, any written or oral representations:

          (i)  that any person will resell or repurchase any of the Shares;

          (ii) that any person will refund the purchase price of any of the Shares;

          (iii) as to the future price or value of any of the Shares; or

          (iv) that any of the Shares will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Shares for trading on a stock exchange, other than the Shares on the Exchange;

     (g) the Subscriber or, the Disclosed Principal, as the case may be, will not become a "control person" by virtue of the purchase of the Subscriber's Shares, and does not intend to act in concert with any other person to form a control group of the Issuer;

     (h) this subscription has not been solicited in any other manner contrary to the Acts and the Subscriber acknowledges that the Subscriber will not receive an offering memorandum or other disclosure document in respect of the Issuer;

     (i) the Subscriber acknowledges that the Shares have not been registered under the 1933 Act or the securities laws of any state of the United States, that the Shares may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states or available exemptions therefrom, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of any of the Shares;

     (j)  the Subscriber acknowledges and agrees that:

          (i) the offer to purchase the Subscriber's Shares was not made to the Subscriber in the United States;

          (ii) this Agreement was delivered to, executed and delivered by the Subscriber outside the United States;

          (iii) the Subscriber is not, and will not be purchasing the Subscriber's Shares for the account or benefit of, any U.S. Person or person in the United States;

          (iv) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

          (v) if the Subscriber is a corporation, partnership or other legal entity incorporated or organized in the United States, the Subscriber's affairs are controlled and directed from outside of the United States, its purchase of the Shares was not solicited in the United States, no part of the transaction which is the subject of this Subscription Agreement occurred in the United States, and the Company has informed the Subscriber that no market for the Shares currently exists in the United States; and

          (vi) the Subscriber and any person for whose account it is acquiring the Subscriber's Shares, if applicable, has no intention to distribute either directly or indirectly any of the Shares in the United States, except in compliance with the 1933 Act;

     (k) neither the Subscriber nor the Disclosed Principal, if applicable, has knowledge of a "material fact" or "material change" (as those terms are defined in the Acts) in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction;

     (l) the Subscriber's decision to tender this offer and purchase the Subscriber's Shares has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Issuer, or any other person and is based entirely upon currently available public information concerning the Issuer;

     (m) the offer made by this subscription is irrevocable (subject to the Subscriber's right to withdraw his subscription and to terminate his obligations as set out in this Agreement) and requires acceptance by the Issuer and acceptance of the Exchange;

     (n) the Issuer will have the right to accept this subscription offer in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Subscriber's Shares to the Subscriber or the Disclosed Principal, as the case may be, being exempt from the prospectus and registration requirements under applicable relevant securities legislation;

     (o) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual is of full age of majority, and if the Subscriber is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

     (p) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or the Disclosed Principal, if applicable, or of any agreement, written or oral, to which the Subscriber, or the Disclosed Principal, if applicable, may be a party or by which it is or may be bound;

     (q) this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber and, if applicable, the Disclosed Principal;

     (r) the Subscriber has been advised to consult its own legal advisors with respect to the applicable hold periods imposed in respect of the Shares by applicable securities legislation and regulatory policies and confirms that no representations by the Issuer have been made respecting the hold periods applicable to the Shares;

     (s) the Subscriber and, if applicable, the Disclosed Principal are aware of the risks and other characteristics of the Shares and of the fact that the Subscriber and, if applicable, the Disclosed Principal, may not be able to resell the Shares purchased by it except in accordance with the applicable securities legislation and regulatory policies and that the Shares may be subject to resale restrictions and may bear a legend to this effect;

     (t) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber and, if applicable, the Disclosed Principal, will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Shares as may be required;

     (u) the Subscriber and, if applicable, the Disclosed Principal, has not purchased the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     (v) the Subscriber and, if applicable, the Disclosed Principal, have such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

     (w) the Subscriber, or, if applicable, the Disclosed Principal, if a corporation or other non-individual entity, has previously filed with the Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the Exchange up to the date of this Agreement, or will deliver a completed Form 4C, Corporate Placee Registration Form in the form attached hereto as Appendix I to the Issuer in accordance with Part 7 of this Agreement;

     (x) the Subscriber agrees that the Issuer may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and, if applicable, the beneficial purchaser for whom the Subscriber may be acting; and

     (y) the Subscriber agrees that the above representations, warranties, covenants and acknowledgements in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing.

3.2 The foregoing representations, warranties, covenants and acknowledgements are made by the Subscriber with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Shares, and the Subscriber hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

4.1 The Issuer represents, warrants and covenants that, as of the date given above and at the Closing:

     (a) the Issuer is a valid and subsisting corporation incorporated and in good standing under the laws of the Province of British Columbia;

     (b) the Issuer is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;

     (c) the authorized capital of the Issuer consists of an unlimited number of common shares without par value, of which 70,296,858 common shares are issued and outstanding as at July 13, 2005. The outstanding shares of the Issuer are fully paid and non-assessable;

     (d) upon their issuance the Shares will be duly and validly issued as fully paid and non-assessable;

     (e) except as qualified by the disclosure in all prospectuses, financial statements, information circulars, annual information forms, press releases and material change reports (the "Disclosure Record") filed with any of the Commissions, the Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, all agreements by which the Issuer holds an interest in a property, business or assets are in good standing according to their terms and the properties in which the Issuer holds an interest are in good standing under the applicable laws of the jurisdictions in which they are situated;

     (f) the financial statements of the Issuer contained in the Disclosure Record, filed with any of the Commissions have all been prepared in accordance with Canadian generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer as of the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date thereof;

     (g) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Acts and the Business Corporations Act (British Columbia) in relation to the issue and trading of its securities and in all matters relating to the Private Placement;

     (h) there is not presently, and will not be until the closing of the Private Placement, any material change, as defined in the Acts, relating to the Issuer or change in any material fact, as defined in the Acts, relating to any of the Units which has not been or will not be fully disclosed in accordance with the requirements of the Acts and the policies of the Exchange;

     (i) the issue and sale of the Shares by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Issuer's incorporating documents or any agreement or instrument to which the Issuer is a party or by which it is bound;

     (j) neither the Issuer nor its subsidiaries is a party to any actions, suits or proceedings which could materially affect its respective business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings are contemplated or have been threatened;

     (k) there are no judgments against the Issuer or its subsidiaries which are unsatisfied, nor is the Issuer or its subsidiaries subject to any consent decrees or injunctions;

     (l) this Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has or will have by the Closing full corporate power and authority to undertake the Private Placement;

     (m) the Issuer is not in default of any of the requirements of the Acts or any of the administrative policies or notices of the Exchange;

     (n) no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

     (o) except for as provided in the Disclosure Record, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries, or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

     (p) the Issuer and its subsidiaries, if any, have filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith; and

     (q) the Issuer has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its subsidiaries except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer.

4.2 The representations and warranties contained in this section will survive the Closing for a period of one year.

4.3 The Issuer will indemnify, defend and hold the Subscriber (which term will, for the purposes of this section, include the Subscriber or its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees, direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statement, representation, warranty or covenant of the Issuer contained herein.

5. SUBSCRIPTION IRREVOCABLE

5.1 The Subscriber acknowledges and agrees that, upon acceptance by the Issuer, this subscription will not be revocable by the Subscriber.

6. CLOSING

6.1 Upon execution of this Agreement, the Subscriber will deliver to the Issuer:

     (a)  this subscription form, duly executed;

     (b) if the Subscriber or, if applicable, the Disclosed Principal, as the case may be, is not an individual, a fully executed corporate placee registration form in the form set out in

          Appendix I, unless the Subscriber or, if applicable, the Disclosed Principal has previously filed such a form with the Exchange; and

     (c) if the Subscriber or, if applicable, the Disclosed Principal, as the case may be, is an "accredited investor", a fully executed Accredited Investor Questionnaire, in the form set out in Appendix II.

6.2 On July 19, 2005 (the "Closing Date") the Issuer will deliver to the Subscriber at the address indicated on the first page of this subscription agreement the share certificates representing the Shares against payment of the Subscription Price for the Shares paid by the Subscriber to the Issuer, c/o McMillan Binch Mendelsohn LLP, by way of bank draft, money order or certified cheque in Canadian funds, made payable to "PINE VALLEY MINING CORPORATION".

6.3 If this subscription is rejected by the Issuer or accepted only in part, then the applicable amount of the Subscription Price will be returned to the Subscriber within five business days of the Closing, without interest or deduction, to the Subscriber at the address indicated on the first page of this subscription agreement. The Issuer has the right in its sole discretion to accept, reject or reduce any subscription for Shares.

6.4 The Subscriber acknowledges that participation in the offering is subject to the acceptance of this subscription agreement by the Issuer, the bank draft, money order or certified cheque representing payment of the Purchase Price for the Subscriber's Shares being honoured upon presentation for payment, this Private Placement receiving final acceptance by the Exchange, and certain other considerations.

6.5 The Subscriber will be responsible for its own expenses incurred in connection with the issue and sale of the Subscriber's Shares.

6.6 The Subscriber will, promptly upon request by the Issuer, provide the Issuer with such information and execute and deliver to the Issuer such additional undertakings, questionnaires and other documents as the Issuer may request in connection with the issue and sale of the Shares. The Subscriber acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Subscriber, will form part of and will be incorporated into this subscription agreement with the same effect as if each constituted a representation and warranty or covenant of the Subscriber hereunder in favour of the Issuer. The Subscriber consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

7. RESALE RESTRICTIONS

7.1 The Subscriber understands and acknowledges that the Shares will be subject to certain resale restrictions under the Acts and the Exchange's policies, the terms of which may be endorsed on the certificates representing such Shares, and the Subscriber agrees to comply with such resale restrictions. The Subscriber also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions and the Subscriber or, if applicable, the Disclosed Principal is solely responsible for complying with such restrictions and the Issuer is not responsible for ensuring compliance by the Subscriber or, if applicable, the Disclosed Principal with the applicable resale restrictions.

7.2 If resident in Ontario, the Subscriber acknowledges that the Subscriber or, if applicable, the Disclosed Principal will be required to file a report on Form 45-501 F2 with the Ontario Securities

Commission within 10 days of each first trade of part or all of the Securities. The Subscriber acknowledges and accepts sole responsibility for the filing of the Form 45-501 F2.

8. USE OF PERSONAL INFORMATION

8.1 The Subscriber hereby acknowledges and consents to: (i) the disclosure by the Subscriber and the Issuer of Personal Information concerning the Subscriber to a securities commission or other regulatory authority (a "Securities Commission"), or to the TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as "the Exchange"); and (ii) the collection, use and disclosure of Personal Information by the Exchange for the following purposes (or as otherwise identified by the Exchange, from time to time):

     (a)  to conduct background checks;

     (b) to verify the Personal Information that has been provided about the Subscriber;

     (c) to consider the suitability of the Subscriber as a holder of securities of the Issuer,

     (d) to consider the eligibility of the Issuer to continue to list on the Exchange;

     (e) to provide disclosure to market participants as the security holdings of the Issuer's shareholders, and their involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, and information respecting penalties, sanctions or personal bankruptcies, and possible conflicts of interest with the Issuer;

     (f)  to detect and prevent fraud;

     (g)  to conduct enforcement proceedings; and

     (h) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

8.2 The Subscriber also acknowledges that: (i) the Exchange also collects additional Personal Information from other sources, including securities regulatory authorities in Canada or elsewhere, investigative law enforcement or self regulatory organizations, and regulations service providers to ensure that the purposes set forth above can be accomplished; (ii) the Personal Information the Exchange collects may also be disclosed to the agencies and organizations referred to above or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; (iii) the Personal Information may be disclosed on the Exchange's website or through printed materials published by or pursuant to the direction of the Exchange; and
(iv) the Exchange may from time to time use third parties to process information and provide other administrative services, and may share the information with such providers.

8.3 Herein, "Personal Information" means any information about the Subscriber required to be disclosed to a Securities Commission or the Exchange, whether pursuant to a Securities Commission or Exchange form or a request made by a Securities Commission or the Exchange, including the Corporate Placee Registration Form attached hereto.

9. MISCELLANEOUS

9.1 The Subscriber consents to the filing of this Agreement, the Corporate Placee Registration Form (Appendix I) or the Accredited Investor Questionnaire (Appendix II) which have been executed by the Subscriber and any other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the Private Placement.

9.2 Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving the Exchange's acceptance of this subscription and the transactions contemplated hereby.

9.3 This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

9.4 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer or by anyone else.

9.5 The Parties may amend this Agreement only in writing.

9.6 This Agreement enures to the benefit of and is binding upon the Parties and, as the case may be, their respective heirs, executors, administrators and, successors.

9.7 A Party will give all notices or other written communications to the other Party concerning this Agreement by hand or by registered mail addressed to such other Party's respective address which is noted on the cover page of this Agreement.

9.8 The Subscriber acknowledges and agrees that Bull, Housser & Tupper LLP has acted as legal counsel to the Issuer in connection with this subscription agreement and has not acted for the Subscriber, and the Subscriber is, in no way, relying on any advice sought from or given by Bull, Housser & Tupper LLP in connection with this subscription agreement. The Issuer will obtain and hold the right and benefit of this section in trust for and behalf of Bull, Housser & Tupper LLP.

9.9 This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the Issuer will be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Issuer of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer as if the Issuer had accepted the subscription originally executed by the Subscriber.

9.10 Each provision of this subscription agreement is severable. If any provision of this subscription agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect: (a) the legality, validity or enforceability of the remaining provisions of this subscription agreement, or
(b) the legality, validity or enforceability of that provision in any other jurisdiction, except that if: (c) on the reasonable construction of this subscription agreement as a whole, the applicability of the other provision presumes the validity and enforceability of the particular provision, the other provision will be deemed also to be invalid or unenforceable, and (d) as a result of the determination by a court of competent jurisdiction that any part of this subscription agreement is unenforceable or invalid and if, as a result of this Section, the basic intentions of the parties in this subscription agreement are entirely frustrated, the Issuer and the Subscriber will use all reasonable efforts to amend, supplement or otherwise vary this subscription agreement to confirm their mutual intention in entering into this subscription agreement.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                   APPENDIX I

                                                     (TSX VENTURE EXCHANGE LOGO)

                                     FORM 4C

                       CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.   Placee Information:

     (a)  Name: ________________________________________________________________

     (b)  Complete Address: ____________________________________________________

     (c)  Jurisdiction of Incorporation or Creation: ___________________________

2.   (a)  Is the Placee purchasing securities as a portfolio manager
          (Yes/No)? ______

     (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? ______

3.   If the answer to 2(b) above was "Yes", the undersigned certifies that:

     (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

     (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in __________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

     (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

     (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

     (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4. If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

              PROVINCE OR
NAME   CITY      STATE      COUNTRY
----   ----   -----------   -------


The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

ACKNOWLEDGEMENT - PERSONAL INFORMATION

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at                                on                                     .
         ------------------------------    ------------------------------------

                                        ----------------------------------------
                                        (Name of Purchaser - please print)


                                        ----------------------------------------
                                        (Authorized Signature)

                                        ----------------------------------------
                                        (Official Capacity - please print)

                                        ----------------------------------------
                                        (please print name of individual whose
                                        signature appears above)

                          THIS IS NOT A PUBLIC DOCUMENT

                                   APPENDIX II

                    ONTARIO ACCREDITED INVESTOR QUESTIONNAIRE

The Subscriber hereby represents, warrants and certifies to the Issuer that:

The Subscriber is resident in Ontario has completed and selected one or more of the subparagraphs of the definition of "accredited investor" (as such term is defined in Rule 45-501 of the Ontario Securities Commission ("OSC Rule 45-501")) below; and is purchasing the securities as principal, is an "accredited investor" and is purchasing the securities as principal for its own account and not for the benefit of any other person, and it is purchasing for investment only and not with a view to resale or distribution and no other person, corporation, firm or other organization has a beneficial interest in the said securities being purchased.

Please complete and select one or more of the sub-paragraphs of the definition of "accredited investor" below by placing a mark beside the applicable sub-paragraph(s):

_____ (a)  a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

_____ (b)  the Business Development Bank incorporated under the Business
           Development Bank Act (Canada);

_____ (c)  a loan corporation or trust corporation registered under the Loan and
           Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

_____ (d)  a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

_____ (e)  a Corporation licensed to do business as an insurance Corporation in any jurisdiction;

_____ (f)  a subsidiary of any Corporation referred to in paragraph (a), (b),
           (c), (d) or (e), where the Corporation owns all of the voting shares of the subsidiary;

_____ (g)  a person or Corporation registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

_____ (h)  the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

_____ (i)  any Canadian municipality or any Canadian provincial or territorial capital city;

_____ (j)  any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

_____ (k)  a pension fund that is regulated by either the Office of the
           Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

_____ (l)  a registered charity under the Income Tax Act (Canada);

_____ (m)  an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

_____ (n)  an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

_____ (o)  an individual who has been granted registration under the Act or securities legislation in another jurisdiction as a representative of a person or Corporation referred to in paragraph (g), whether or not the individual's registration is still in effect;

_____ (p)  a promoter of the issuer or an affiliated entity of a promoter of the issuer;

_____ (q)  a spouse, parent, grandparent or child of an officer, director or promoter of the issuer;

_____ (r)  a person or Corporation that, in relation to the issuer, is an affiliated entity or a person or Corporation referred to in clause
           (c) of the definition of distribution in subsection 1(1) of the Act;

_____ (s)  an issuer that is acquiring securities of its own issue;

_____ (t)  a Corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

_____ (u)  a person or Corporation that is recognized by the Commission as an accredited investor;

_____ (v)  a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

_____ (w)  a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director;

_____ (x)  a managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

_____ (y)  an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act;

_____ (z)  an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

_____ (aa) a person or Corporation in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

As used in this questionnaire, the following terms have the following meanings:

(a)  "ACT" means the Securities Act (Ontario);

(b)  "COMMISSION" means the Ontario Securities Commission;

(c) "CORPORATION" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d) "DIRECTOR" where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

(e) "ENTITY" means a company, syndicate, partnership, trust or unincorporated organization.

(f) "FINANCIAL ASSETS" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purpose of the Act;

(g) "INDIVIDUAL" means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

(h) "MANAGED ACCOUNT" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

(i) "MUTUAL FUND" includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

(j)  "NON-REDEEMABLE INVESTMENT FUND" means an issuer

          (i) whose primary purpose is to invest money provided by its security holders;

          (ii) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

          (iii) that is not a mutual fund;

(k) "OFFICER" means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer or a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of the issuer or registrant;

(l) "PERSON" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(m) "PORTFOLIO ADVISER" means (i) a portfolio manager registered under the Act; or (ii) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation to the Act if that broker or investment dealer is not exempt from the by-laws or regulations of the TSX or the Investment Dealers' Association of Canada referred to in that subsection;

(n) "PORTFOLIO MANAGER" means an adviser registered for the purpose of managing the investment portfolio of clients through discretionary authority granted by the clients;

(o) "PROMOTER" means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of an issuer, or (b) a person or the company who, in connection with the founding, organizing or substantial reorganizing of the business of an issuer, directly or indirectly, receives in consideration of services or property, or both services and property, 10 per cent or more of any class of securities of the issuer or 10 per cent or more of the proceeds from the sale of any class of securities of a particular issue;

(p) "RELATED LIABILITIES" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

(q) "SPOUSE", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage;

In OSC Rule 45-501 a person or Corporation is considered to be "controlled" by a person or Corporation if:

          (i)  in the case of a person or Corporation:

               (A) voting securities of the first-mentioned person or Corporation carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or Corporation, and

               (B) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or Corporation;

          (ii) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or Corporation holds more than 50 percent of the interests in the partnership; or

          (iii) in the case of a limited partnership, the general partner is the second-mentioned person or Corporation.

In OSC Rule 45-501 a person or Corporation is considered to be an "affiliated entity" of another person or Corporation if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or Corporation, or if each of them is controlled by the same person or Corporation.

In OSC Rule 45-501 a person or Corporation is considered to be a "subsidiary entity" of another person or Corporation if:

          (i)  it is controlled by:

               (A)  that other, or

               (B) that other and one or more persons or Corporations each of which is controlled by that other, or

               (C) two or more persons or Corporations, each of which is controlled by that other, or

          (ii) it is subsidiary entity of a person or Corporation that is the other's subsidiary entity.

The foregoing representation, warranty and certificate is true and accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representation, warranty or certificate will not be true and accurate prior to Closing, the undersigned will give immediate written notice of such fact to the Issuer.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of __________, 200____.

If a Corporation, Partnership or        If an Individual:
Other Entity:

-------------------------------------   ----------------------------------------
Name of Entity                          Signature

-------------------------------------   ----------------------------------------
Type of Entity                          Print or Type Name


-------------------------------------
Signature of Person Signing

-------------------------------------
Print or Type Name and Title of
Person Signing